Exhibit 99.1

Integra Announces Pricing of Senior Secured Notes

PRINCETON, N.J., October 9, 2026 – Integra LifeSciences Holdings Corporation (NASDAQ:IART) (the “Company”) today announced the pricing of $450,000,000 aggregate principal amount of 9.500% senior secured notes due 2033 (the “Notes”). The Notes will be general senior secured obligations of the Company and will be guaranteed by the Company’s wholly-owned domestic subsidiaries that are guarantors under the Company’s senior secured credit facilities.

The sale of the Notes is expected to close on or about October 19, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering of Notes, together with borrowings under a new credit facility, to refinance its existing credit facilities and pay fees and expenses in connection with the foregoing.

The offering is part of a broader refinancing transaction.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A of the Securities Act and to certain non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

This press release is being issued pursuant to Rule 135c of the Securities Act and is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities mentioned above and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of the securities mentioned above will be made only by means of a private offering memorandum.

About Integra

Integra LifeSciences (Nasdaq: IART) is a global medical technology leader dedicated to restoring lives. We are advancing transformational care through impactful innovation in neurosurgery and tissue reconstruction, specialized fields that demand exceptional expertise and precision. Our portfolio of highly differentiated, gold-standard technologies is trusted by healthcare professionals to deliver transformative care.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this press release include, but are not limited to, the expectations, plans and prospects for the Company, including whether the Company will consummate the offering of the Notes on the expected terms or at all, the anticipated use of proceeds of the offering of the Notes, market and other general economic conditions, and other risks identified under the heading “Risk Factors” included in item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and information contained in subsequent filings with the Securities and Exchange Commission. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations:

Chris Ward

(609) 772-7736

chris.ward@integralife.com

Media Contact:

Laurene Isip

(609) 208-8121

laurene.isip@integralife.com